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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2004, relating to the consolidated financial statements of McDermott International, Inc., which appears in McDermott International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated March 15, 2004, relating to the financial statement schedules of McDermott International, Inc., which appears in McDermott International, Inc.'s Annual Report on Form 10-K, as amended by Form 10K/A.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
December 1, 2004